ARTHUR
                                    ANDERSEN

                               ARTHUR ANDERSEN LLP






August 2, 1996                                 Arthur Andersen LLP
                                               Suite 400
                                               6501 Americas Parkway NE
                                               Albuquerque, NM 87110-5372
                                               (505) 889-4700


Public Service Company of New Mexico:

We are aware that Public Service Company of New Mexico has incorporated by reference in its Registration Statement No. 33-65418, 333-03303 and 333-03289 its Form 10-Q for the quarter ended June 30, 1996, which includes our report dated August 2, 1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



Arthur Andersen LLP



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